UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

   Filed by the Registrant                                   Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Amneal Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF STOCKHOLDERS

On April 15, 2020, Amneal Pharmaceuticals, Inc. (“Amneal”) issued the following press release related to a change to the format of the 2020 Annual Meeting of Stockholders to be held on Tuesday, May 5, 2020 (the “Annual Meeting”). As described below, the Annual Meeting will now be held in a virtual-only meeting format.

These supplemental proxy materials, which are being filed with the SEC on April 15, 2020, supplement Amneal’s Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, dated March 23, 2020, in connection with the solicitation of proxies by Amneal’s Board of Directors for use at the Annual Meeting.

THESE MATERIALS SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Amneal Pharmaceuticals Moving to a Virtual Meeting Format for 2020

Annual Meeting of Stockholders

BRIDGEWATER, N.J. – Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) today announced that its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be a virtual meeting instead of an in‑person meeting. This change is in response to the ongoing COVID-19 pandemic and is intended to protect the health and safety of Amneal’s stockholders and employees.

The Annual Meeting will be held Tuesday, May 5, 2020 at 9:00 a.m. Eastern Time, as previously scheduled. As described in the proxy materials for the Annual Meeting, stockholders of record at the close of business on March 12, 2020, the record date, are entitled to participate in the Annual Meeting. To participate in and/or vote at the virtual Annual Meeting, stockholders will need to go to www.virtualshareholdermeeting.com/AMRX2020 and log in using the 16-digit control number found on their proxy card, voting instruction form or notice of internet availability. If a stockholder has already voted, no additional action is required.

During the meeting, which will be held as a live audio webcast, stockholders may vote and ask questions by following the instructions available on the meeting website. Stockholders are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts.

Amneal urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. These proxy materials are on file with the U.S. Securities and Exchange Commission and also available at https://investors.amneal.com/financial-reports/annual-reports/default.aspx. The proxy card, voting instruction form or notice of internet availability previously mailed to stockholders may continue to be used to vote in connection with the Annual Meeting.

Additional information regarding the agenda and the rules and procedures for participating in the Annual Meeting will be set forth in the Company’s Rules of Conduct for the Annual Meeting, which can be viewed during the meeting at the meeting website or prior to the meeting at www.proxyvote.com.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX) headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacturing and distribution of generic and specialty drug products. The Company has manufacturing operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal has an extensive portfolio of more than 225 marketed commercial products and is expanding its portfolio to include complex dosage forms, including biosimilars, in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders. For more information, visit https://www.amneal.com.

Tim Lynch / Jamie Moser

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449